Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

GENAISSANCE PHARMACEUTICALS, INC.

Five Science Park

New Haven, Connecticut 06511

Ladies & Gentlemen:

The undersigned,                                       (the “Investor”), hereby confirms its agreement with you as follows:

1.                                       This Securities Purchase Agreement (the “Agreement”) is made effective as of November 18, 2004 between Genaissance Pharmaceuticals, Inc., a  Delaware corporation (the “Company”), and the Investor.

2.                                       The Company has authorized, subject to adjustment by the Company’s Board of Directors, the issuance and sale of up to (a) approximately $6.0 million worth of shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), and (b) related common stock purchase warrants, a form of which is attached hereto as Exhibit A, to certain investors in a private placement (the “Offering”).  The shares of Common Stock being acquired under this Agreement and by Other Investors (as hereinafter defined) are referred to herein as the “Shares.”  The warrants to purchase shares of Common Stock being acquired under this Agreement and by Other Investors (as hereinafter defined) are collectively referred to herein as the “Warrants.”   The Shares and Warrants being acquired under this Agreement and by Other Investors are collectively referred to herein as the “Securities.”  The shares of Common Stock issuable upon exercise of the Warrants being acquired under this Agreement any by Other Investors are collectively referred to herein as to “Warrant Shares.”

3.                                       The Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor,                         Shares, together with a Warrant to purchase        Warrant Shares, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein.  The aggregate purchase price to be paid to the Company by the Investor for the Securities to be purchased pursuant to this Agreement shall be $                        (the “Purchase Price”).  Unless otherwise requested by the Investor, the Warrants and the certificates representing the Shares and the Warrant Shares will be registered in the Investor’s name and address as set forth below.

4.                                       The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member.  Exceptions:

(If no exceptions, write “none.”  If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Number of Shares:

Purchase price per Share:

Total purchase price:

“INVESTOR”

By:
Print Name:
Title:
Address:

Tax ID No.:
Contact name:
Telephone:
Facsimile:
Name in which shares should be registered
(if different):

AGREED AND ACCEPTED:

GENAISSANCE PHARMACEUTICALS, INC.

Ben D. Kaplan
Senior Vice President and
Chief Financial Officer

Signature Page to Securities Purchase Agreement

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.                                       Authorization and Sale of the Securities.  Subject to the terms and conditions of the Agreements (as hereinafter defined), the Company has authorized the issuance and sale of up to approximately $6.0 million worth of Shares, together with associated Warrants.  The Company reserves the right to increase or decrease this number.

2.                                       Agreement to Sell and Purchase the Securities; Subscription Date.

2.1                                 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants set forth on the cover page hereto for the Purchase Price set forth on such cover page.

2.2                                 The Company proposes to enter into this same form of Securities Purchase Agreement with certain other investors (the “Other Investors”), and the Company expects to complete sales of Shares and Warrants to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors.” This Agreement and the Warrant executed by the Company and delivered to the Investor, together with the securities purchase agreements and warrants pursuant to which the Other Investors are acquiring Securities are hereinafter sometimes collectively referred to as the “Agreements.”  This Agreement will be effective as of the date the Company countersigns the cover page hereto (the “Subscription Date”), but in no event shall the Subscription Date be later than November 19, 2004.  The Company may accept executed Agreements from Investors for the purchase of Securities commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the Subscription Date and the Company will notify Legg Mason Wood Walker, Incorporated (in its capacity as placement agent for the Securities, the “Placement Agent”) in writing on the Subscription Date that it will no longer accept Agreements for the purchase of Securities in the Offering.  Each Investor must complete a Securities Purchase Agreement, a Securities Certificate Questionnaire (in the form attached as Exhibit B hereto) and an Investor Questionnaire (in the form attached as Exhibit C hereto) in order to purchase Securities in the Offering.

2.3                                 The Investor acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of Securities to the Investor.

3.                                       Delivery of the Securities at Closing.  The completion of the purchase and sale of the Securities (the “Closing”) is expected to occur on the business day after the Subscription Date (the “Closing Date”) (or upon such earlier date as the Company and the Investors shall agree), but shall occur not later than November 23, 2004 (the “Outside Date”), at the offices of the Company’s counsel.  At the Closing, the Company shall deliver to the Investor (a) one or more stock certificates representing the number of Shares set forth on the cover page hereto and (b) one or more Warrants evidencing the right to purchase the number of Warrant Shares set forth on the cover page hereto at an exercise price set forth therein, each such certificate and warrant to be registered in the name of the Investor or, if so indicated on the cover page hereto, in the name of a nominee designated by the Investor.

The Company’s obligation to issue the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) prior receipt of an executed copy of this Agreement; (b) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth on the cover page hereto; (c) completion of the purchases and sales under the Agreements with the Other Investors such that a minimum of $4.0 million worth of Securities are sold pursuant to the Agreements;  (d) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing; and (e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or any  Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby.

The Investor’s obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) receipt by the Investor or its authorized agent of one or more stock certificates representing the number of Shares set forth on the cover page hereto; (b) receipt by the Investor of one or more Warrants evidencing the right to purchase the number of Warrant Shares set forth on the cover page hereto at an exercise price set forth therein, (c) receipt by the Investor of an opinion letter, dated as of the Closing Date, from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, in form attached as Exhibit D hereto; (d) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing; (e) on the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Agreements; (f) the Company shall have delivered to the Investors its certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in clause (d) above; (g) the receipt by the Investors of a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying (i) the certificate of incorporation and bylaws of the Company as in effect on the Closing Date, (ii) all resolutions of the board of directors (and committees thereof) of the Company relating to the Agreements and the transactions contemplated thereby and (iii) the incumbency of all officers of the Company executing the Agreements and any other agreement or document contemplated thereby.

In the event that the Closing does not occur on or before the Outside Date as a result of the Company’s failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), the Company shall return any and all funds paid hereunder to the Investor no later than one Business Day following the Outside Date and the Investors shall have no further obligations hereunder.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks located in Boston, Massachusetts are permitted or required by law to close.

4.                                       Representations, Warranties and Covenants of the Company.  Except as otherwise described in the Company’s SEC Documents (as defined in Section 4.4), which qualify the following representations, warranties and covenants in their entirety, the Company hereby represents and warrants to, and covenants with, the Investor, as of the date hereof and as of the Closing Date, as follows:

4.1                                 Organization.  Each of the Company and its Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the financial condition or business, operations or assets of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2                                 Due Authorization.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3                                 Non-Contravention.  The execution and delivery of the Agreements by the Company, the issuance and sale of the Securities to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements on the part of the Company and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except where such conflict, violation or default has been waived or would not have a Material Adverse Effect, (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of the Agreements and the valid issuance and sale of the Securities to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

4.4                                 Reporting Status.  The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement.  The following documents complied in all material respects with the U.S. Securities and Exchange Commission’s (“SEC”) requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document (as defined below):

(i)                         The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including the exhibits thereto (the “Form 10-K”);

(ii)                      The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

(iii)                   The Company’s Current Reports on Form 8-K, dated June 29, 2004, September 22, 2004 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on October 13, 2004), October 1, 2004, October 21, 2004, November 8, 2004 and November 15, 2004;

(iv)                  The Company’s definitive proxy statement for the 2004 Annual Meeting of Stockholders; and

(v)                     The Company’s joint proxy statement/prospectus dated February 17, 2004, filed pursuant to Rule 424(b) (the documents listed in subparagraphs (i) through (v) are collectively referred to herein as the “SEC Documents”)

The SEC Documents, when taken together as a whole, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

4.5                                 Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 58,000,000 shares of Common Stock, 2,000,000 shares of non-voting common stock, par value $.001 per share (the “Non-Voting Common Stock”), and one million shares of preferred stock, par value $.001 per share, of the Company (the “Preferred Stock”), of which 460,000 shares have been designated as Series A Preferred Stock.  As of November 1, 2004, there were approximately (i) 31,132,084 shares of Common Stock issued and outstanding, (ii) no shares of Non-Voting Common Stock issued and outstanding, (iii) 460,000 shares of Series A Preferred Stock issued and outstanding which are currently convertible into 4,600,000 shares of Common Stock, (iv) 8,155,646 shares of Common Stock reserved for issuance under the Company’s Stock Option and Stock Incentive and Employee Stock Purchase Plans, including 5,530,539 shares issuable upon exercise of outstanding stock options or restricted stock awards issued by the Company to current or former employees, consultants and directors of the Company and its Subsidiaries and (v) 837,507 shares issuable upon exercise of warrants to acquire shares of Common Stock.  All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any liens or any other encumbrances created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights (except for such rights as have been waived in connection with the Offering). There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal agreements, commitments or similar rights for the purchase or acquisition from the Company of any securities of the Company (except for such rights as have been waived in connection with the Offering).  The Securities and the Warrant Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements or the Warrants, as the case may be, will be duly and validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws).  No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Securities or the Warrant Shares or the issuance and sale thereof (except for such rights as have been waived in connection with the Offering).  No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities or the Warrant Shares.  No holder of any of the securities of the Company or any of its Subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 7.1 hereof), except pursuant to those agreements set forth on Exhibit E attached hereto.

4.6                                 Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary or any officer or director of the Company or any Subsidiary in their capacity as such officer or director is or may be a party or of which the business or property of the Company or any Subsidiary is subject.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries wherein an unfavorable decision, ruling or finding could materially adversely affect the financial position of the Company or the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

4.7                                 No Violations.  Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, including the rules, regulations and policies of the SEC and the Food and Drug Administration of the U.S. Department of Health

and Human Services (the “FDA”) and which violation, individually or in the aggregate with other violations, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

4.8                                 Governmental Permits, Etc.  (a) With the exception of the matters which are dealt with separately in Sections 4.1, 4.4, 4.13 and 4.14 and except for matters which are not reasonably likely to have a Material Adverse Effect, the Company and each Subsidiary possesses such permits, licenses, approvals, consents and other authorizations (including, licenses, pharmacy licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the Food and Drug Administration (“FDA”), necessary to conduct its business in each respective jurisdiction; the Company is in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA statutes and regulations, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not  result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would  result in a Material Adverse Effect.

(b) To the knowledge of the Company, the clinical trials conducted by the Company or in which the Company has participated were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards.  The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.

4.9                                 Intellectual Property.

(a)                                  Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company and the Subsidiaries has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company or by the Subsidiaries consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(b)                                 Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company or any Subsidiary employs rights in Intellectual Property, or (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any Subsidiary are in full force and effect, and there is no default by the Company with respect thereto.

(c)                                  The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of all material Intellectual Property owned by the Company or any Subsidiary.

(d)                                 Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company or any Subsidiary do not infringe any intellectual property of any other person; (ii) neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company or any Subsidiary, acting on behalf of the Company or such Subsidiary, do not violate any agreements or arrangements related to confidential information or trade secrets of third parties.

No proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company or any Subsidiary to the use of Intellectual Property, except for matters which are not reasonably likely to have a Material Adverse Effect.

4.10                           Environmental Matters.  The Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

4.11                           Financial Statements.  The financial statements of the Company and the related notes thereto included in the SEC Documents present fairly in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statement may not contain all footnotes required by generally accepted accounting principles.

4.12                           No Material Adverse Change.  Except as disclosed in the SEC Documents or in any press releases issued by the Company at least one (1) Business Day prior to the date of this Agreement, since September 30, 2004, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries, considered as one enterprise, (ii) any uncured event, circumstance or change that is reasonably like to have a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.   Neither the Company nor any of its Subsidiaries has (i) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement or (ii) waived or cancelled any material indebtedness or other obligations owed to the Company or any such Subsidiary.

4.13                           NASDAQ Listing.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the “Nasdaq National Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor to the Company’s knowledge is the National Association of Securities Dealers, Inc. (“NASD”) currently contemplating terminating such listing; provided, however, that the trading price of the Common Stock is not deemed to be an action of the Company for purposes of this Section 4.13.  The Company and the Common Stock meet the criteria for continued listing and trading on the Nasdaq National Market.

4.14                           Listing of the Shares and Warrant Shares; Reservation of Common Stock.  The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares and the listing thereof and of the Warrant Shares on the Nasdaq National Market.  In furtherance thereof, the Company shall use its best efforts to take such actions as may be necessary and as soon as practicable and in no event later than 20 days after the Closing Date to file with the Nasdaq National Market an application or other document required by the Nasdaq National Market and pay all applicable fees for the listing of the Shares and the Warrant Shares with the Nasdaq National Market and, upon request, shall provide evidence of such filing to the Investors.  The Company knows of no reason why the Shares and the Warrant Shares will not be eligible for listing on the Nasdaq National Market.  The Company shall at all times reserve and keep available out of its authorized but issued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect the full exercise of all outstanding Warrants.

4.15                           No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or the Warrant Shares.

4.16                           S-3 Status.  The Company currently meets the requirements for filing Form S-3 for the registration of the resale of the Shares and the Warrant Shares by the Investors and will use its best efforts to maintain S-3 status with the SEC during the Registration Period (as defined in Section 7.1(d)).

4.17                           Insurance.  The Company maintains and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of its business and the value of its properties, all of which insurance is in full force and effect.

4.18                           Tax Matters.  The Company has filed all material federal, state and local income and franchise and other tax returns required to be filed and has paid or accrued all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect .

4.19                           Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of such terms under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder and will not be deemed an investment company upon the consummation of the transactions contemplated by this Agreement.

4.20                           No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investors in Section 5 hereof, no registration under the Securities Act is required in connection with the (a) offer and sale of the Securities by the Company to the Investors as contemplated by the Agreements or (b) issuance of the Warrant Shares upon exercise of the Warrants by the Investors in accordance with the terms thereof.

4.21                           Intentionally Omitted.

4.22                           Form D.  The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to, upon request, provide a copy thereof to the Investors and their counsel.

4.23                           Certain Future Financings and Related Actions.

(a)                                  The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(b)                                 The Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock during the period from the date of this Agreement to the effective date of the Registration Statement; provided, however, that nothing in this Section 4.23(b) shall prohibit the Company from issuing securities: (v) as compensation to employees, directors, officers, advisors or consultants of the Company; (w) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement; (x) pursuant to a public offering underwritten on a firm commitment basis registered under the Securities Act; (y) for the purpose of funding the acquisition of securities or assets of any entity in a single transaction or a series of related transactions; or (z) pursuant to a strategic partnership or alliance agreement, loan agreement, equipment lease or similar commercial agreement (including licensing and similar arrangements).

4.24                           Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities for working capital and other general corporate purposes, including repayment of debt.  On November 15, 2004, the Company entered into an Agreement and Acknowledgement (the “RAM Agreement”) with RAM Trading, Ltd. (“RAM”), pursuant to which RAM agreed to purchase and assume (the “Purchase”), on or before November 24, 2004, all rights and obligations of Comerica Bank under that certain Loan and Security Agreement by and between the Company and Comerica Bank, dated as of September 30, 2003 and as amended, restated, supplemented, assigned or otherwise modified from time to time, and all documents related thereto (collectively, the “Loan Agreement”), subject to the terms and conditions of the RAM Agreement.  Effective upon the date of the Purchase, the Loan Agreement will be amended to provide, among other things, that at any time, and from time to time, on or after January 15, 2005, the Company will make a mandatory prepayment under the Loan Agreement to RAM in an amount equal to:  (i) $1.0 million if the Company’s cash balance is greater than $5.0 million at any such time; and (ii) $3.0 million if the Company’s cash balance is greater than $9.0 million at any such time; provided, that, if the Company’s cash balance is greater than $5.0 million but less than $9.0 million at any such time, then the prepayment amount will be an amount between $1.0 million and $3.0 million to be determined in proportion to such cash balance.

5.                                       Representations, Warranties and Covenants of the Investor.  The Investor hereby represents and warrants to, and covenants with, the Company as follows:

5.1                                 (i) The Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities, including without limitation, the Confidential Private Placement Memorandum dated November 18, 2004, and all exhibits attached thereto and incorporated by reference therein (the “Memorandum”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (ii) the Investor is acquiring the number of Shares and Warrants set forth on the cover page hereto for its own account for investment only and with no present intention of distributing any of such Securities in violation of the Securities Act nor has the Investor entered into any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has filled in all requested information on the cover page hereto and the Investor Questionnaire for use, in part, in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company promptly of any change in any of such information until such time as the Investor has sold all of its Shares or Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares and Warrants set forth on the cover page hereto, relied only upon the SEC Documents, other publicly available information and the representations and warranties of the Company contained herein.  The Investor understands that the Securities and the Warrant Shares are “restricted securities” and that neither its acquisition of the Securities or the Warrant Shares has been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements and covenants of the Investor set forth in this Agreement and the bona fide nature of the Investor’s investment intent as expressed herein.  No person (including the Placement Agent) is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Disclosures, and the Investor acknowledges that it has not received  or relied on any such representations.

5.2                                 The Investor acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required.  If the Investor is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.3                                 The Investor hereby covenants with the Company not to make any sale, transfer or other disposition of the Securities or the Warrant Shares without complying with the provisions of this Agreement, including Section 7.2 hereof, provided that the Company complies with its obligations under Section 7.1, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, if applicable, and the Investor acknowledges that the certificates evidencing the Shares and any Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that, subject to the limitations of Section 7.2, it must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

5.4                                 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and the Warrant and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Warrant and (ii) this Agreement and the Warrant constitute the valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Investors herein may be legally unenforceable.

5.5                                 Investor will not, prior to the effectiveness of the Registration Statement, directly or indirectly, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Common Stock of the Company in violation of the Securities Act.  The Investor has not, during the 15 days prior to the date of this Agreement, directly or indirectly, traded in the Common Stock or established any hedge or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a Disposition by the Investor or any other person or entity. For purposes of this Section 5.5, hedging or other position would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.  The Investor acknowledges that the Warrant and the certificates representing the Shares and the Warrant Shares shall bear a restrictive legend to the effect that the such Securities or Warrant Shares, as the case may be, have not been registered under the Securities Act of 1933, as amended and such Securities or Warrant Shares, as the case may be, may not be sold or transferred in the absence of an effective registration statement or pursuant to an available exemption from registration.

5.6                                 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

5.7                                 The Investor shall hold in strict confidence all information concerning this Agreement and the Offering until the earlier of such time as the Company has made a public announcement concerning this Agreement or the Offering.

5.8                                 The Investor acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the Offering, and that the Placement Agent has made no representation or warranty whatsoever with respect to the accuracy or completeness of information, data or other related disclosure material that has been provided to the Investor.  The Investor further acknowledges that in making its decision to enter into this Agreement and purchase the Securities, it has relied on its own examination of the Company and the terms of, and consequences of holding, the Securities.  The Investor further acknowledges that the provisions of this Section 5.8 are for the benefit of, and may be enforced by, the Placement Agent.

5.9                                 The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any Other Investor, and that it is not acting in concert with any Other Investor in making its purchase of the Securities hereunder.  The Investor and, to its knowledge, the Company acknowledge that the Investors have not taken any actions that would deem the Investors to be members of a “group” for purposes of Section 13(d) of the Exchange Act.

6.                                       Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor for a period of two (2) years from the Closing Date.

7.                                       Registration of the Shares and the Warrant Shares; Compliance with the Securities Act.

7.1                                 Registration Procedures and Expenses.  The Company shall:

(a)                                  subject to receipt of necessary information from the Investors, use its commercially reasonable best efforts to prepare and file with the SEC, within 30 days after the Closing Date, a registration statement (the “Registration Statement”) on Form S-3 to enable the resale of the Registrable Shares (as defined below) by the Investors on a delayed or continuous basis under Rule 415 of the Securities Act.  The Registration Statement may include shares of common stock other than those held by the Investor and the Other Investors, provided that the inclusion of those shares would not affect the plan of distribution included in the Registration Statement.  “Registrable Shares” means (a) all shares of Common Stock purchased in the Offering, (b) all shares of Common Stock issuable upon exercise of the Warrants, (c) Penalty Shares (as defined below), if any, and (d) any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor;

(b)                                 use its commercially reasonable best efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective within 90 days after the Closing Date;

(c)                                  cause to be delivered to Legg Mason Wood Walker, Inc. on behalf of the Investors, a confirmation as of the time the Registration Statement becomes effective that the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)                                 use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the “Registration Period”) not exceeding, with respect to each Investor’s Registrable Shares, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Registrable Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, and (iii) such time as all Registered Shares (as hereinafter defined) held by such Investor have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(e)                                  promptly furnish to the Investor with respect to the Registrable Shares registered under the Registration Statement (the “Registered Shares”) such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registered Shares by the Investor;

(f)                                    promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registered Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registered Shares in states specified in writing by the Investor;  provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g)                                 bear all expenses in connection with the procedures in paragraph (a) through (f) of this Section 7.1 and the registration of the Registrable Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) expenses of printing (including printing certificates for the Registered Securities and Prospectuses), transfer agent, messenger and delivery services and telephone; (iv) all application and filing fees in connection with listing the Registered Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that each Investor shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of such Investor’s Registered Securities and any fees and expenses of counsel or other advisors to the Investor or Other Investors.  The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company;

(h)                                 advise the Investors, within two business days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registered Securities under state securities or “blue sky” laws; and it will promptly use its best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; (ii) when the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (iii) after the Company shall receive notice or obtain knowledge of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

(i)                                     otherwise use its  best efforts to comply with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Shares;

(j)                                     use its best efforts to cause all Registered Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company are then listed;

(k)                                  use its best efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby and to enable the Investors to sell the Shares and the Warrant Shares under Rule 144; and

(l)                                     The Company further agrees that, in the event that the Registration Statement has not (i) been filed with the SEC within 30 days after the Closing Date or (ii) been declared effective by the SEC within 90 days after the Closing Date (each such event referred to in clauses (i) and (ii), a “Registration Default”), for all or part of each 30-day period (a “Penalty Period”) during which the Registration Default remains uncured, the Company shall issue or pay, as applicable, to each Investor 1% for each Penalty Period of the aggregate purchase price paid by the Investor for its Securities, payable in validly issued, fully paid and nonassessable shares of Common Stock (valued at the average of the closing price of the Common Stock for the three trading days ending on the last trading day of such Penalty Period) (the “Penalty Shares”) or cash, or a combination thereof, at the option of the Company; provided, however, that the maximum aggregate payment of cash, or issuance of Penalty Shares to each Investor, as the case may be, in respect of a Registration Default shall not exceed 5% of the aggregate purchase price paid by such Investor for its Securities and provided further, that if the issuance of Penalty Shares by the Company would result in the Company being required under NASDAQ rules or other applicable rules to obtain the approval of the Company’s stockholders, then the Company shall pay cash rather than issue such Penalty Shares to the extent needed to avoid such stockholder approval.  The Company shall deliver said shares or cash payment to the Investor by the fifth business day after the end of each such Penalty Period.  Notwithstanding anything to the contrary in Section 7.3 or any other provision of this Agreement, the issuance of the Penalty Shares or cash as provided in this Section 7.1(m) shall be the Investor’s sole and exclusive remedy in the event of any Registration Default; provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Investor shall have all other remedies available at law or in equity.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.1 that the Investor shall furnish to the Company such information regarding itself, the Shares or Warrant Shares to be sold by Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares and/or the Warrant Shares.

7.2                                 Transfer of Registered Shares; Suspension.

(a)                                  The Investor agrees that it will not effect any Disposition of the Shares, the Warrants or any Registered Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or otherwise in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b)                                 Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company,  prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registered Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) upon request, provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c)                                  Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registered Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registered Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor.  In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

(d)                                 Notwithstanding the foregoing paragraphs of this Section 7.2, the Investor shall not be prohibited from selling Registered Shares under the Registration Statement as a result of Suspensions on more than two occasions (for two separate suspension events) of not more than 20 days each in any twelve month period.

(e)                                  Provided that a Suspension is not then in effect, the Investor may sell Registered Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registered Shares.  Upon receipt of a request therefor, the Company has agreed to provide, at its own expense, an adequate number of current Prospectuses (including documents incorporated by reference therein) to the Investor and to supply copies to any other parties requiring such Prospectuses.

(f)                                    In the event of a sale of Registered Shares by the Investor under the Registration Statement, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit F, so that the Registered Shares may be properly transferred.

7.3                                 Indemnification.  For the purpose of this Section 7.3:

(i)                                     the term “Selling Stockholder” shall include the Investor and any affiliate of such Investor;

(ii)                                  the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(iii)                               the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a)                                  The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, liabilities or expenses to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement or Prospectus, (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, or (iii) any breach of any representation, warranty or covenant made by the Company in this Agreement, and the Company will promptly reimburse such Selling Stockholder for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises solely out of, or is based solely upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 5.3 or 7.2 hereof respecting sale of the the Registered Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor at least three business days prior to the pertinent sale or sales by the Investor.  Notwithstanding the foregoing, the Company shall not be liable to any Selling Stockholder for any consequential damages, including lost profits, solely with respect to losses, claims, damages, liabilities or expenses to which such Selling Stockholder may become subject arising out of, or based upon, any breach of any representation, warranty or covenant made by the Company in this Agreement.

(b)                                 The Investor agrees (severally and not jointly with any other Investor) to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages, liabilities or expenses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise solely out of, or are based solely upon, (i) any failure to comply with the covenants and agreements contained in Section 5.3 or 7.2 hereof respecting sale of the Registered Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by the Investor specifically for use in preparation of the Registration Statement (provided, however, that no Investor shall be liable in any such case for any untrue statement in any Registration Statement or Prospectus if such statement has been corrected in writing by such Investor and delivered to the Company at least three business days prior to the pertinent sale or sales by the Investor), and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim.  Notwithstanding the foregoing, (x) the Investor’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Investor from the sale of the Registered Shares and (y) the Investor shall not be liable to the Company for any consequential damages, including lost profits, solely with respect to losses, claims, damages, liabilities or expenses to which the Company (or any officer, director or controlling person as set forth above) may become subject (under the Securities Act or otherwise), arising out of, or based upon, any failure to comply with the covenants and agreements contained in Section 5.3 or 7.2 hereof respecting sale of the Registered Shares.

(c)                                  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 7.3.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided further, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)                                 If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the net amount received by the Investor from the sale of the Registered Shares.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Registered Shares to which such loss relates and not joint.

(e)                                  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions.

7.4                                 Information Available.  So long as the Registration Statement is effective covering the resale of the Registered Shares owned by the Investor, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available) to the Investor:

(a)                                  as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b)                                 upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 7.4 as filed with the SEC and all other information that is made available to shareholders; and

(c)                                  upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registered Shares and will otherwise reasonably cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

7.5                                 Termination of Conditions and Obligations.  The conditions precedent imposed by Section 5 or this Section 7 upon Dispositions of the Registrable Shares by the Investor shall cease and terminate as to any particular number of the Registrable Shares and the restrictive legend shall be removed when such Registrable Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act (provided that such opinion shall not be required if the Company shall be furnished with written documentation reasonably satisfactory to it that such Registrable Shares are being transferred in a customary transaction exempt from registration under Rule 144 under the Securities Act).

8.                                       Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)                                  if to the Company, to:

Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut 06511

Attention:  Chief Financial Officer

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention:  Steven D. Singer, Esq.

(b)                                 if to the Investor, at its address on the cover page hereto, or at such other address or addresses as may have been furnished to the Company in writing, with a copy to:

9.                                       Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.                                 Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.                                 Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

13.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14.                                 Finders Fees.  Except for commissions payable to Legg Mason Wood Walker, Incorporated by the Company, neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction.

15.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investors, including without limitation and without the need for an express assignment, affiliates of the Investors.  With respect to transfers that are not made pursuant to the Registration Statement, the rights and obligations of an Investor under this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor’s Registrable Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Registrable Shares transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement.  (For purposes of this “Agreement, a “Permitted Transferee” shall mean any Person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 20,000 Registrable Shares as permitted under the securities laws of the United States).  Upon any transfer permitted by this Section 16, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement applicable to a holder of Registrable Shares as if such transferee were an Investor.

17.                                 Expenses.  Each of the Company and the Investors shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

EXHIBIT A

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws.  The securities may not be sold, transferred, pledged or hypothecated unless such sale, transfer, pledge or hypothecation is in accordance with such Act and applicable state securities laws.

WARRANT NO.

to Purchase Common Stock of

GENAISSANCE PHARMACEUTICALS, INC.

THIS WARRANT IS TO CERTIFY THAT                                 , a                        corporation (the “Holder”), is entitled to purchase from Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”),                   shares of Common Stock of the Company (the “Common Stock”) for the Exercise Price described herein upon the terms and conditions set forth herein.  This warrant is being issued by the Company in connection with the closing of a sale to the Holder of                      shares of Common Stock and is one of a series of common stock purchase warrants (collectively, the “November 2004 Warrants”) issued in connection with the sale by the Company of up to approximately $6.0 million worth of Common Stock.

Section 1.  Certain Definitions.

(a)                                  Unless otherwise stated in this Warrant, capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Holder.

(b)                                 As used in this Warrant, capitalized terms used herein shall have the following meanings:

“Expiration Date” shall mean November 19, 2009.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and any warrant(s) issued in substitution for this Warrant.

“Warrantholder” shall mean the Holder, as the initial holder of this Warrant, and any Affiliate of the Holder to whom this Warrant has been transferred in accordance with Section 10 hereof.

Section 2.  Warrant Shares; Exercise Price.

(a)                                  This Warrant may be exercised in accordance with Section 3 for up to                shares of Common Stock (such shares, as may be adjusted from time to time pursuant to Section 4, are referred to herein as the “Warrant Shares”).

(b)                                 The exercise price for each Warrant Share is $1.69 (such price, as may be adjusted from time to time pursuant to Section 4, is referred to herein as the “Exercise Price”).

Section 3.  Exercise of Warrant.

(a)(i)                       Subject to Sections 3(b) and clause 3(a)(ii) below, the Warrantholder may exercise this Warrant, in whole or in part, at any time beginning on the date hereof until and including the Expiration Date; provided, however, that the minimum number of Warrants Shares subject to any exercise notice shall be 25,000.  In the event this Warrant is exercised in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

(a)(ii)                    Notwithstanding the foregoing, if at any time after one year from the date of the issuance of this Warrant, and only after such time, a registration statement on Form S-3 to enable the resale of all of the Warrant Shares has not been declared effective by the Securities and Exchange Commission, the Holder may, at its option, elect to exchange this Warrant, in whole but not in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section 3(a)(ii) by presentation and surrender of this Warrant to the Company at its principal office, accompanied by a notice (a “Notice of Exchange”) stating that this Warrant is being exchanged and the number of shares of Common Stock to be exchanged.  In connection with any Warrant Exchange, this Warrant shall represent the right to acquire the number of shares of Common Stock (rounded to the nearest whole number) equal to (i) the total number of Warrant Shares (the “Total Number”), less (ii) the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then applicable Exercise Price by (B) the then fair market value (determined as set forth below) per share of Common Stock.  For purposes of this Section 3(a)(ii), the “fair market value” per share of Common Stock as of any date shall be the closing sale prices of the Common Stock, as reported on the securities exchange which is the principal market for the Common Stock on the trading day immediately preceding the date the Notice of Exchange is received by the Company.  If the Common Stock is not publicly traded, the “fair market value” per share of Common Stock shall be an amount determined by the Company’s Board of Directors upon request of the Holder.

(b)                                 Except as provided in Section 3(a)(ii) above, the Warrantholder shall exercise this Warrant by delivering to the Company at the address set forth on the signature page hereto (i) the Exercise Notice set out at the end of this Warrant, (ii) this Warrant and (iii) a cash payment equal to the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise, by wire transfer to an account of the Company designated in writing by the Company to the Warrantholder.

(c)                                  Upon exercise of this Warrant and delivery of the Exercise Notice with proper payment (or upon a valid Warrant Exchange pursuant to Section 3(a)(ii) above) relating thereto, the Company shall issue and deliver as soon as practicable (and in any case within four

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(4) Business Days thereafter) to the Warrantholder a stock certificate or certificates, duly executed by the Company, representing the Warrant Shares.

(d)                                 The stock certificate or certificates for the Warrant Shares to be delivered in accordance with this Section 3 shall be registered in the name of the Warrantholder or such other Person as shall be designated in the Exercise Notice.  Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other Person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e)                                  The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, including any transfer taxes resulting from the exercise of this Warrant by the Holder and the issuance of the Warrant Shares to the Holder hereunder.

(f)                                    Upon the exercise of this Warrant in accordance with the terms hereof, the Warrant Shares shall be validly issued, fully paid and non-assessable, and free from all liens, other than liens created by the Warrantholder.

Section 4.  Adjustment of Exercise Price and Warrant Shares.

(a)                                  If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b)                                 Upon each adjustment of the Exercise Price as provided in Section 4(a), the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock that the Warrantholder was entitled to purchase prior to such adjustment and (ii) the quotient obtained by dividing (x) the Exercise Price existing prior to such adjustment by (y) the new Exercise Price resulting from such adjustment.

Section 5.  Reclassification, Etc.  In case of any reclassification or change of the outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any

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reclassification or material change of the outstanding shares of Common Stock) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a price not to exceed the aggregate Exercise Price, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrantholder to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6.  Reservation and Authorization of Common Stock.  The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise of this Warrant.

Section 7.  Stock Books.  The Company will not at any time, except upon dissolution, liquidation or winding up or in accordance with Section 5, close its stock books so as to result in preventing or delaying the exercise of this Warrant during normal business hours.

Section 8.  Limitation of Liability.  No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase the Warrant Shares hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 9  Legend. Each stock certificate representing Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE SECURITIES LAW OF ANY APPLICABLE STATE.”

Section 10.  Transfer.  Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, the Holder may transfer this Warrant, in whole but not in part, to any of its affiliates without the consent of the Company.  Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of

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the assignee.  Until registration of transfer hereof on the books of the Company, the Company may treat the Holder as the owner hereof for all purposes.

Section 11.  Loss, Destruction, Etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the Warrant Shares.

Section 12.  Amendments.  The terms of this Warrant may be amended, and the observance of any term herein may be waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holders of at least 50% of the shares of Common Stock issued or issuable upon exercise of the November 2004 Warrants then outstanding; provided, however, that any such amendment or waiver will apply to all November 2004 Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant (it being agreed that an event occurring under any of the provisions of Section 4 or Section 5 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).

Section 13.  Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or (d) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:

If to the Company, to:	with a copy to:

Genaissance Pharmaceuticals, Inc. Five Science Park New Haven, Connecticut 06511 Attention: Chief Financial Officer Facsimile: (203) 786-3567	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Steven D. Singer, Esq. Facsimile: (617) 526-5000

If to the Holder, to:	with a copy to:

Attention:	Attention:
Facsimile:	Facsimile:

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Section 14.  Successors and Assigns.  This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 15.  Governing Law.  This Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (other than its conflicts of law provisions).

Section 16.  No Stockholder Rights With Respect to Warrant Shares.  Until the Warrant Shares subject to this Warrant are issued to the Warrantholder upon exercise of this Warrant, the Warrantholder shall have no right to vote the Warrant Shares in connection with any matters to which holders of Common Stock are entitled to vote and shall have no rights as a stockholder of the Company with respect to the Warrant Shares.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of November 19, 2004.

GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

Address:

Five Science Park
New Haven, Connecticut 06511
Attention: Chief Financial Officer
Fax: (203) 786-3567

[Holders’ agreement and acknowledgement follows]

Signature Page to Warrant

AGREED AND ACKNOWLEDGED

AS OF NOVEMBER 19, 2004:

Number of Warrant Shares:

Exercise Price Per Warrant Share:

HOLDER:

, a
	(jurisdiction)	(type of entity)

By:
Name:
Title:

Holder’s Agreement and Acknowledgement

EXERCISE NOTICE

(to be executed only upon exercise of Warrant)

To:                              Genaissance Pharmaceuticals, Inc.

Five Science Park
New Haven, Connecticut 06511
Attention:  Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase                         of the Warrant Shares covered by such Warrant and herewith makes payment of the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise, as provided for in such Warrant.

The Warrant Shares shall be registered in the name of the following Person:

                                                        .

Dated:	Name:

Signature:

Address:

EXHIBIT B

GENAISSANCE PHARMACEUTICALS, INC.

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2 of the Agreement, please provide us with the following information:

1.	The exact name in which your Shares and Warrants are to be registered (this is the name that will appear on your stock certificate(s) and warrant(s)). You may use a nominee name if appropriate:

2.	If a nominee name is listed in response to item 1 above, the relationship between the Investor and such nominee:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

EXHIBIT C

GENAISSANCE PHARMACEUTICALS, INC.

INVESTOR QUESTIONNAIRE

(All information will be treated confidentially, except as otherwise noted)

To: Genaissance Pharmaceuticals, Inc.,

The undersigned hereby acknowledges the following:

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of (i) shares of the common stock, par value $.001 per share (the “Shares”), and (ii) related common stock purchase warrants (the “Warrants” and, together with the Shares, the “Securities”) of Genaissance Pharmaceuticals, Inc. (the “Company”).  The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  In order to comply with applicable law, including the USA PATRIOT Act, the Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements.  The information supplied by the undersigned will be used in determining whether the undersigned meets such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  The undersigned’s answers will be kept strictly confidential.  However, by signing this Questionnaire the undersigned will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act, the securities laws of any state or the USA PATRIOT Act, and that the undersigned otherwise satisfies the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  The undersigned shall print or type its responses and attach additional sheets of paper if necessary to complete its answers to any item.

A.                                    BACKGROUND INFORMATION

Name:

Business Address:
(Number and Street)

(City)		(State)	(Zip Code)

Telephone Number: ( )

Residence Address:
(Number and Street)

(City)		(State)	(Zip Code)

Telephone Number: ( )

If an individual:

Age:	Citizenship:		Where registered to vote:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:	Date of formation:

Social Security or Taxpayer Identification No.

Send all correspondence to (check one): Residence Address		Business Address

B.                                    STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Securities Act, because at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):

(1)                                  a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;(1)

(2)                                  a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)                                  an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

(4)                                  a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

(5)                                  a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(6)                                  a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(7)                                  an entity in which all of the equity owners are accredited investors (as defined above).

(1)          As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by a professional appraiser.  In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

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C.                                    REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

1.                                      Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.                                      The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3.                                      There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4.                                      The undersigned acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Securities Purchase Agreement to which this Questionnaire is attached) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission or until the Company has amended or supplemented such Prospectus.  The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension.  The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive.  The undersigned is able to bear the economic risk of an investment in the Securities.

5.                                      The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Securities and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment.  Among others, the undersigned has carefully considered each of the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

6.                                      The following is a list of all states and other jurisdictions in which blue sky or similar clearance will be required in connection with the undersigned’s purchase of the Securities:

The undersigned agrees to notify the Company in writing of any additional states or other jurisdictions in which blue sky or similar clearance will be required in connection with the undersigned’s purchase of the Securities.

7.                                      For purposes of the following representations, the term “Restricted Person” shall mean (a) any national of or entity operating in or organized under the laws of Cuba, Iran, Syria, Sudan, or other countries that may, from time to time, become subject to comprehensive U.S. foreign assets control regulations that prohibit or require prior U.S. government licensing for investments in U.S. entities; (b) any Specially Designated National or Blocked Person as may be published from time to time by the U.S. Department of the Treasury Office of Foreign Assets Control; and (c) any person or entity designated by the U.S. Department of the Treasury as a financial institution of primary money laundering concern.

(a)                                  The undersigned represents and warrants that (1) neither it nor any of its officers, partners, shareholders, owners, members, employees, or agents are Restricted Persons, or controlled by, owned by, or otherwise acting on behalf of, any Restricted Person, or otherwise prohibited from engaging in financial transactions with U.S. persons; (2) the funds to be used by the undersigned in purchasing the Shares are lawfully derived, held, and invested in accordance with applicable laws and regulations, including without limitation the Bank Secrecy Act, Money Laundering Control Act of 1986, and the International Money Laundering and Anti-Terrorist Financing Act of 2001.

(b)                                 The undersigned represents, warrants, and covenants that it (1) has and shall implement and/or maintain all required anti-money laundering safeguards, including without limitation an anti-money laundering

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compliance program consistent with applicable regulations as may promulgated from time to time by the U.S. Department of the Treasury; (2) is and shall remain in compliance with all applicable foreign assets control regulations as may be promulgated from time to time by the U.S. Department of the Treasury; (3) has disclosed or will promptly disclose to Company any transaction, acquisition of any interest, or exchange of any property involving the undersigned and any Restricted Person; and (4) is and shall remain in compliance with applicable money laundering laws and regulation, including without limitation those listed in paragraph (a)(2) above.

(c)                                  The undersigned covenants that it shall report to the Company within twenty-four hours if the undersigned, or any of its officers, partners, shareholders, owners, members, employees, or agents are designated as Restricted Persons or otherwise become prohibited from acquiring and/or holding a financial interest in a U.S. person or entity.

(d)                                 The undersigned shall provide additional information and/or assurances as Company may reasonably request for purposes of compliance with applicable laws concerning anti-money laundering laws and similar activities.  Any breach of these representations, warranties, or covenants shall constitute a default under the Securities purchase agreement between the undersigned and the Company, entitling the Company to block the purchase of the Securities by the undersigned and/or redeem the Securities previously sold to the undersigned or exercise such other remedies as may be prescribed such agreement.

(e)                                  The Company may, subject to applicable securities laws, disclose information about the undersigned or any of its officers, partners, shareholders, owners, members, employees, or agents to appropriate governmental or self-regulatory bodies if the Company reasonably determines, in its sole discretion, that such disclosure is required by law or would otherwise serve the best interests of the Company.

(f)                                    The undersigned shall indemnify and hold harmless the Company, it officers, directors, shareholders, successors, and assigns from any liability arising from relating to the undersigned’s breach of any representation, warranty, or covenant set forth in this paragraph 7.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this 18th day of November, 2004, and declares under oath that it is truthful and correct.

Print Name:

By:
Name:
Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)

4

EXHIBIT D	60 STATE STREET
BOSTON, MA 02109
+1 617 526 6000
+1 617 526 5000 fax
wilmerhale.com

November 19, 2004

Legg Mason Wood Walker, Incorporated

Investors Named on Schedule A attached hereto

Re:                               Genaissance Pharmaceuticals, Inc.

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 3 of Annex I to the Securities Purchase Agreements, dated as of November 18, 2004 (collectively, the “Agreements” and individually, an “Agreement”), by and between Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the person identified in each Agreement as the “Investor,” each of whom is named on Schedule A attached hereto (collectively, the “Investors” and individually, an “Investor”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreements.  As such counsel, we have examined and are familiar with and have relied upon the following documents:

1.                                       the Certificate of Incorporation and By-laws, each as amended to date, of the Company;

2.                                       a Certificate of the Secretary of State of the State of Delaware, dated November    , 2004, attesting to the continued legal existence and corporate good standing of the Company in Delaware (the “Domestic Certificate”);

3.                                       a Certificate of the Secretary of State of the State of Connecticut, dated November    , 2004, attesting to the authority of the Company to transact business in Connecticut (the “Connecticut Certificate”);

4.                                       a Certificate of the Secretary of State of the State of Florida, dated November    , 2004, attesting to the authority of the Company to transact business in Florida (the “Florida Certificate”);

BALTIMORE                       BERLIN     BOSTON                                    BRUSSELS                                    LONDON                                            MUNICH

NEWYORK                                 NORTHERN VIRGINIA                   OXFORD                                             PRINCETON                           WALTHAM                           WASHINGTON

Legg Mason Wood Walker, Incorporated

Investors Named on Schedule A attached hereto

November 19, 2004

5.                                       a Certificate of the Secretary of State of the State of North Carolina, dated November    , 2004, attesting to the authority of the Company to transact business in North Carolina (the “North Carolina Certificate” and, collectively with the Connecticut Certificate and the Florida Certificate, the “Foreign Qualification Certificates”);

6.                                       the Agreements and the Warrants;

7.                                       an officers’ certificate from the Company, dated as of the date hereof (the “Officers’ Certificate”), attesting to the business of the Company, the accuracy of the statements set forth in the Chief Executive Officer’s Certificate delivered pursuant to Section 3 of Annex I of the Agreements and the full payment for the Securities, and as to certain other matters;

8.                                       a Secretary’s Certificate from the Company, dated as of the date hereof (the “Secretary’s Certificate”), attesting to the Company’s charter and by-laws, resolutions adopted by the Board of Directors (and the pricing committee thereof) of the Company and the incumbency of certain officers of the Company; and

9.                                       such other records of meetings, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Investors and the Company in the Agreements.  We have not attempted to verify independently such facts.  We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that each Agreement has been duly authorized, executed and delivered by each Investor, and that each Investor has all requisite power and authority to effect the transactions contemplated by the respective Agreements.  We have also assumed that each Agreement is the valid and binding obligation of each Investor and is enforceable against such Investor in accordance with its terms.  We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Agreement other than the Company.

For purposes of this opinion we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated

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Legg Mason Wood Walker, Incorporated

Investors Named on Schedule A attached hereto

November 19, 2004

by the Agreement.  We have also assumed for purposes of Section 144 of the Delaware General Corporation Law, that the Agreement and Warrant are fair as to the Company as of the time they were authorized, approved or ratified by the Board of Directors of the Company, a committee thereof or the shareholders of the Company.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles.  We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.  We are expressing no opinion herein as to the enforceability of Section 7.3 of the Agreements.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Agreements on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Agreements may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, valid existence, due qualification, authority to transact business and/or good standing of the Company, are based solely on the Domestic Certificate and the Foreign Qualification Certificates and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates.  We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinions in paragraphs 4, 5 and 6 below, we have relied upon representations made by the Investors in Section 5 of the Agreements (including the investor questionnaires attached as Exhibit C to Annex I thereto) and have assumed (without any independent investigation) the accuracy of such representations and responses.  For purposes of our opinions in paragraphs 4, 5 and 6 below, we have also assumed that in connection with the offer and sale of securities to the Investors, neither the Company nor any person acting on its

3

Legg Mason Wood Walker, Incorporated

Investors Named on Schedule A attached hereto

November 19, 2004

behalf has engaged in any form of “general solicitation or general advertising” within the meaning contemplated by Rule 502 (c) of Regulation D.

Our opinion in paragraph 7 below is based in part on the Officers’ Certificate and is rendered as of the date of such certificate.

We are opining herein solely as to the state laws of the State of New York, the Delaware General Corporation Law statute and the federal laws of the United States of America.  To the extent that any other laws govern any of the matters as to which we express an opinion herein, we have assumed for purposes of this opinion, with your permission and without independent investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.  We also express no opinion herein with respect to the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction.  In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under each Agreement will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, based upon the Officers’ Certificate, currently conducted, to enter into and perform its obligations under each Agreement and each Warrant, and to carry out the transactions contemplated by each Agreement and each Warrant.  The Company is duly authorized to do business in the States of Connecticut, Florida and North Carolina.

2.                                 The Securities and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company; and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreements, and the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable; the issuance of the Shares and the Warrant Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Certificate of Incorporation, or, to our knowledge, similar contractual rights pursuant to any agreement to which the Company is a party and which has been filed by the Company with the SEC as an exhibit to the SEC Documents (except for such preemptive or contractual rights as have been waived).

3.                                       The execution and delivery by the Company of the Agreements and the

4

Legg Mason Wood Walker, Incorporated

Investors Named on Schedule A attached hereto

November 19, 2004

Warrants, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Agreements and the Warrants have been duly executed and delivered by the Company.  Each of the Agreements and each of the Warrants constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

4.                                       The execution and delivery by the Company of the Agreements and the Warrants, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any U.S. federal or New York state law, rule or regulation applicable to the Company or the Delaware General Corporation Law Statute; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws, each as amended to date; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company of which we are aware; or (d) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any agreement to which the Company is a party and which has been filed by the Company with the SEC as an exhibit to the SEC Documents (except for the registration rights provisions of those agreements set forth in Schedule B-1 attached hereto and the preemptive rights provisions of that agreement set forth in Schedule B-2 attached hereto).

5.                                       Except for the filing of one or more Forms D with the Securities and Exchange Commission under Regulation D under the Securities Act of 1933, as amended, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York state governmental authority or agency is necessary for the issuance, sale and delivery of the Securities by the Company to the Investors pursuant to the Agreements.

6.                                       The offer, issuance and sale of the Securities pursuant to the Agreements are exempt from registration under the Securities Act of 1933, as amended.

7.                                       To our knowledge, there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body.

This opinion is provided to the Investors as a legal opinion only and not as a

5

Legg Mason Wood Walker, Incorporated

Investors Named on Schedule A attached hereto

November 19, 2004

guaranty or warranty of the matters discussed herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to the Investors and is solely for the benefit of the Investors in connection with the transactions contemplated by the Agreements.  This opinion may not be relied upon by the Investors for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:
Steven D. Singer, a Partner

6

Schedule A

Bristol Investment Fund, Ltd.

Orion Biomedical Fund, L.P.

Orion Biomedical Offshore Fund, L.P.

Portside Growth and Opportunity Fund

Capital Ventures International

Prescott Group Aggressive Small Cap Master Fund

TCMP(3) Partners

Catalytix, LDC

Catalytix, LDC Life Science Hedge

Merifin Capital N.V.

Sunrise Equity Partners, L.P.

MPB Limited Partnership

Victor Marshall

Richard L.E. Morgan

Amphion Capital Partners LLC 401K dated 11/1/03 FBO: Jonathan Gold TTEE

Emerald Investment Partners, L.P.

Robert Mosberg

Iroquois Capital L.P.

Schedule B-1

Warrant Agreement, dated as of March 8, 2000, by and between the Company and Legg Mason Wood Walker, Incorporated.

Warrant Agreement, dated as of April 30, 1999, by and between the Company and TBCC Funding Trust II.

Warrant Agreement, dated as of May 15, 2003, by and between the Company and Legg Mason, Inc.

Warrant Agreement, dated as of May 15, 2003, by and between the Company and Joseph Klein III.

Second Amended and Restated Registration Rights Agreement, dated as of March 10, 2000, by and among the Company and the investors party thereto.

Amended and Restated Registration Rights Agreement, dated as of March 10, 2000, by and among the Company and the investors party thereto.

Registration Rights Agreement, dated as of March 10, 2000, by and among the Company and the investors party thereto.

License, Development and Cooperation Agreement by and between the Company and Merck KgaA dated September 22, 2004.

Connecticut Innovations, Incorporated has registration rights with respect to specified capital stock of the Company pursuant to a Purchase Agreement dated as of March 10, 1994, Financing Agreements dated as of November 16, 1994 and September 10, 1996 and a letter agreement dated February 17, 2000.

Schedule B-2

Series A Preferred Stock Purchase Agreement by and between the Company and RAM Trading, Ltd. dated October 29, 2003.

EXHIBIT E

Warrant Agreement, dated as of March 8, 2000, by and between the Company and Legg Mason Wood Walker, Incorporated.

Warrant Agreement, dated as of April 30, 1999, by and between the Company and TBCC Funding Trust II.

Warrant Agreement, dated as of May 15, 2003, by and between the Company and Legg Mason, Inc.

Warrant Agreement, dated as of May 15, 2003, by and between the Company and Joseph Klein III.

Second Amended and Restated Registration Rights Agreement, dated as of March 10, 2000, by and among the Company and the investors party thereto.

Amended and Restated Registration Rights Agreement, dated as of March 10, 2000, by and among the Company and the investors party thereto.

Registration Rights Agreement, dated as of March 10, 2000, by and among the Company and the investors party thereto.

Series A Preferred Stock Purchase Agreement by and between the Company and RAM Trading, Ltd. dated October 29, 2003.

License, Development and Cooperation Agreement by and between the Company and Merck KgaA dated September 22, 2004.

Connecticut Innovations, Incorporated has registration rights with respect to specified capital stock of the Company pursuant to a Purchase Agreement dated as of March 10, 1994, Financing Agreements dated as of November 16, 1994 and September 10, 1996 and a letter agreement dated February 17, 2000.

EXHIBIT F

GENAISSANCE PHARMACEUTICALS, INC.

CERTIFICATE OF SUBSEQUENT SALE

American Stock Transfer and Trust Company

59 Maiden Lane

New York, NY  10038

Re:                               Sale of Shares of Common Stock of Genaissance Pharmaceuticals, Inc. (the “Company”) pursuant to the Company’s Registration Statement on Form S-3 dated                     (the “Registration Statement”)

Ladies and Gentlemen:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Registration Statement, that the undersigned has sold the shares pursuant to the Registration Statement and in a manner described under the caption “Plan of Distribution” in the Registration Statement and that such sale complies with all applicable securities laws, including, without limitation, the Registration Statement delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND.  Further, you should place a stop transfer on your records with regard to such certificate.

Very truly yours,

Dated:	Investor:

By:

Print Name:

Title:

cc:                                 Ben D. Kaplan